UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2006

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300
Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01, 2.03   ENTRY INTO A MATERIAL AGREEMENT; CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 14, 2006, Health Care Property Investors, Inc. (the “Company”) entered into a new Term Loan Agreement with UBS AG, Stamford Branch, as administrative agent, UBS Securities LLC and Barclays Bank plc, as joint lead arrangers, and a syndicate of banks, as lenders.

Under the new term loan agreement, the lenders made a $200 million loan maturing on June 14, 2006, which was drawn in full at closing.

The Company’s obligations under the new term loan are unsecured obligations of the Company, ranking pari passu with other unsecured, unsubordinated general obligations of the Company.

Loans outstanding under the Credit Agreement bear interest at a rate per annum equal to LIBOR plus a margin ranging from 0.75% to 1.50%, depending upon the Company’s senior unsecured long term debt ratings.

The new term loan agreement contains covenants that are substantially the same as the covenants in the Company’s existing $500 million Credit Agreement dated October 26, 2004 with Bank of America, N.A., as administrative agent, JP Morgan Chase Bank, as syndication agent, certain other banks as documentation agents and managing agents, and a syndicate of other banks and commercial lenders, as lenders.  These covenants include, among others:

•                  a restriction on incurring priority debt, including secured debt and debt of the Company’s subsidiaries;

•                  a restriction on repurchasing or redeeming capital stock;

•                  restrictions on merging, dissolving, liquidating and selling substantially all consolidated assets;

•                  a restriction on certain investments;

•                  a requirement that the Company maintain a maximum ratio of total debt to consolidated total assets (as defined);

•                  a requirement that the Company maintain a maximum ratio of unsecured debt to consolidated unencumbered assets (as defined);

•                  a requirement that the Company maintain a maximum ratio of secured debt to consolidated total assets (as defined);

•                  a requirement that the Company maintain a minimum ratio of consolidated EBITDA to consolidated fixed charges; and

•                  a requirement that the Company maintain a minimum consolidated tangible net worth.

The new term loan agreement contains customary events of default.  If an event of default occurs and is continuing, the Company might be required immediately to repay the term loan and all other amounts outstanding under the new term loan agreement.  Lenders holding more than 50% of the loans and commitment under the new term loan agreement may elect to accelerate the maturity of the term loan upon the occurrence and during the continuation of an event of default.

UBS AG, Barclays Bank plc, and other lenders under the new term loan agreement and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The description of the new term loan agreement set forth above is qualified by the Term Loan Agreement filed in this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1             Term Loan Agreement dated as of February 14, 2006 among Health Care Property Investors, Inc., as Borrower, UBS AG, Stamford Branch, as Administrative Agent, UBS Securities LLC and Barclays Bank plc, as joint lead arrangers, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.
(Registrant)

		By:	/s/ Edward J. Henning
Date:	February 21, 2006		Edward J. Henning
Senior Vice President, General Counsel and Corporate Secretary